UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Monday, 26 September 2011

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	*
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

501 Silverside Road, Suite 105, Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (310) 666-0051

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                    Compensatory Arrangements of Certain Officers.

On Monday, 26 September 2011, Ranulf Goss resigned from SGMZ’s Board of Directors. Mr. Goss’ resignation was ostensibly attributed to personal matters, into which the company did not delve. Mr. Goss was not on any committees of the Board of Directors and was not an Officer of SGMZ, although Mr. Goss does remain as facility manager of SGMZ’s operations in the Philippines.  Mr. Goss, nor Sungame, have had any indications that his status as manager of the facility in the Philippines is anticipated to change, as of the filing of this 8K.

Other than a letter of resignation, which contained no material facts concerning the circumstances of Mr. Goss’ resignation, other than Mr. Goss’ desire to resign. Mr. Goss furnished no correspondence to SGMZ concerning his resignation, other than his resignation. Mr. Goss was provided with an opportunity to furnish SGMZ, as promptly as possible, with a letter addressed to SGMZ stating Mr. Goss agrees with the statements made by SGMZ in response to this filing, and, if not, stating the respects in Mr. Goss does not agree. No response has been provided by Mr. Goss as of the date of filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    28 September 2011
                Las, Vegas, Nevada

Sungame Corporation

/s/    Neil Chandran
By:  Neil Chandran
        Chief Executive Officer